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                                                          Rule 424(b)(3)
                                                          SEC File No. 333-57677



                        SUPPLEMENT DATED AUGUST 31, 1998 TO
                           PROSPECTUS DATED JULY 24, 1998

                             RURAL CELLULAR CORPORATION

                                 OFFER TO EXCHANGE
                11-3/8% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK
                            FOR ANY AND ALL OUTSTANDING
                    11-3/8% SENIOR EXCHANGEABLE PREFERRED STOCK




     The Company has extended the Expiration Date for the above referenced Exchange Offer to September 8, 1998, 5 p.m., New York City time.

     IF THESE SHARES ARE NOT EXCHANGED, THEY, AND ANY SHARES ISSUED AS DIVIDENDS THEREON, WILL REMAIN RESTRICTED AND CAN ONLY BE SOLD UNDER RULE 144, RULE 144A, OR ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933. UPON EXCHANGE, HOLDERS WILL BE ISSUED SHARES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 THAT WILL BE FREELY TRADEABLE.

     Questions regarding the extension should be directed to the Exchange Agent, Norwest Bank Minnesota, N.A., Attention: Reorganization Department at 612-450-4064.